Prospectus Supplement to Prospectus Dated September 4, 2001

[LOGO OF CAPITAL ONE]

Capital One Master Trust
Issuer

Capital One Bank
Seller and Servicer
Capital One, F.S.B.
Seller

$1,056,250,000 Class A Floating Rate Asset Backed Certificates, Series 2001-6
$130,000,000 Class B Floating Rate Asset Backed Certificates, Series 2001-6

You should consider carefully the risk factors beginning on page S-6 in this prospectus supplement and on page 6 in the prospectus.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The certificates will represent interests in the trust only, not interests in or obligations of Capital One Bank, Capital One, F.S.B. or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

	Class A certificates	Class B certificates

Principal amount	$1,056,250,000	$130,000,000

Certificate rate	One-month LIBOR plus 0.19% per year	One-month LIBOR plus 0.50% per year

Interest paid	Monthly, beginning October 15, 2001	Monthly, beginning October 15, 2001

Expected final payment date	August 15, 2008	August 15, 2008

Legal final maturity	June 15, 2011	June 15, 2011

Price to public per certificate	100.00%	100.00%

Underwriting discount per certificate	0.325%	0.375%

Proceeds to sellers per certificate	99.675%	99.625%

The total price to public is $1,186,250,000, the total amount of the underwriting discount is $3,920,312.50 and the total amount of proceeds plus accrued interest and before deduction of expenses is $1,182,329,687.50.

Credit Enhancement—

• The Class B certificates are subordinated to the Class A certificates. Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

• The trust also is issuing a collateral interest that is subordinated to both the Class A certificates and the Class B certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the Class A certificates
Banc One Capital Markets, Inc.	Deutsche Banc Alex. Brown
Banc of America Securities LLC
Credit Suisse First Boston
Lehman Brothers
Salomon Smith Barney

Underwriters of the Class B certificates

Banc One Capital Markets, Inc.	Deutsche Banc Alex. Brown

September 6, 2001

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

        We provide information to you about the certificates in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

        If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

        Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page S-34 in this prospectus supplement and on page 66 in the accompanying prospectus.

Transaction Summary

Trust and Issuer:	Capital One Master Trust
Sellers:	Capital One Bank and Capital One, F.S.B.
Servicer:	Capital One Bank
Trustee:	The Bank of New York
Series Issuance Date:	September 12, 2001
Servicing Fee Rate:	2.00% per year
Clearance and Settlement:	DTC/Clearstream/Euroclear
Primary Trust Assets:	Receivables originated in MasterCard® and VISA®* accounts

	Class A	Class B
Principal Amount:	$1,056,250,000	$130,000,000

Percentage of Series:**	81.25%	10.00%

Anticipated Ratings:***	Aaa/AAA/AAA	A2/A/A
(Moody’s/Standard & Poor’s/Fitch)

Credit Enhancement:	subordination of Class B and collateral interest	subordination of collateral interest

Certificate Rate:	one-month LIBOR plus 0.19% per year	one-month LIBOR plus 0.50% per year

Interest Accrual Method:	actual/360	actual/360

Distribution Dates:	monthly (15th)	monthly (15th)

First Distribution Date:	October 15, 2001	October 15, 2001

Certificate Rate Index Reset Date:	2 London business days before each distribution date	2 London business days before each distribution date

Commencement of Accumulation Period (subject to adjustment):	August 1, 2007	August 1, 2007

Expected Final Payment Date:	August 15, 2008	August 15, 2008

Legal Final Maturity:	June 15, 2011	June 15, 2011

ERISA eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus	Yes, subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus

Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

*	MasterCard® and VISA® are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.
**	The percentage of Series 2001-6 comprised by the collateral interest is 8.75%.
***	It is a condition to issuance of the Series 2001-6 certificates that at least one of these ratings be obtained.

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to make your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the accompanying prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the certificates.

To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

The Trust

The certificates will be issued by Capital One Master Trust, which is a master trust formed in 1993.

The trustee is The Bank of New York.

The Sellers and the Servicer

Capital One Bank and Capital One, F.S.B. sell the receivables to the trust. Capital One Bank is a Virginia banking corporation. Its principal office currently is located at 11011 West Broad Street, Glen Allen, Virginia 23060, and its telephone number is (804) 967-1000. Capital One, F.S.B. is a federal savings bank. Its principal office currently is located at 2980 Fairview Park Drive, Falls Church, Virginia 22042, and its telephone number is (703) 205-1000.

Capital One Bank services the receivables.

We refer to Capital One Bank and Capital One, F.S.B. together as the banks.

Offered Securities

     Certificates

Capital One Master Trust is offering:

•	$1,056,250,000 of Class A certificates; and

•	$130,000,000 of Class B certificates.

In this document, references to certificates include both Class A and Class B.

Only the Class A certificates and the Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The series issuance date for the certificates is expected to be September 12, 2001.

     Distribution Dates

Distribution dates for the certificates will be October 15, 2001 and, after that, will be the 15th day of each month if the 15th is a business day and, if not, the following business day.

     Interest

Interest on the certificates will be paid on each distribution date.

The Class A certificates will bear interest at one month LIBOR as determined each month plus 0.19% per year.

The Class B certificates will bear interest at one-month LIBOR as determined each month plus 0.50% per year.

Interest for the Class A certificates and Class B certificates will be calculated as follows:

Principal amount at end of prior month	X	Number of days in interest period 360	X	Rate for interest period

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (212) 815-5738.

     Principal

Principal of the certificates is expected to be paid in full on the August 2008 distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the certificateholders starting on August 1, 2007, but we may begin accumulating at a later date. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full.

The certificates are expected to be paid on the date noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the certificates are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until June 15, 2011, whichever occurs first. June 15, 2011 is the legal final maturity date.

See “Maturity Considerations,” “Series Provisions —Allocation Percentages” and “—Principal Payments” in this prospectus supplement.

Collateral Interest

At the same time the certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $113,750,000 which represents 8.75% of the initial aggregate principal amount of the certificates plus the collateral interest.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

Credit Enhancement

Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates and the collateral interest.

Credit enhancement for the Class B certificates is provided by the subordination of the collateral interest.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See “Series Provisions—Reallocation of Cash Flows,” “—Application of Collections” and
“—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Other Interests in the Trust

Other Series of Certificates

The trust has issued numerous other series of certificates and expects to issue additional series. A summary of the outstanding series is in “Annex I: Previous Issuances of Certificates” included in this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other certificateholder.

     The Sellers’ Interest

The interest in the trust not represented by your series or by any other series is the sellers’ interest. The sellers’ interest is owned by the banks. Each of the banks may, however, sell a portion of its interest in the sellers’ interest. The sellers’ interest does not provide credit enhancement for your series or any other series.

The Receivables

The primary assets of the trust are receivables in MasterCard® and VISA® revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of August 3, 2001:

•	Receivables in the trust: $20,851,537,647

•	Accounts designated to the trust: 20,148,203

See “The Trust Portfolio” in this prospectus supplement.

Collections by the Servicer

Capital One Bank, as servicer, will collect payments on the receivables and will deposit those collections in an account.

Allocations

To Your Series

Each month Capital One Bank, as servicer, will allocate collections received among:

•	your series;

•	other series outstanding; and

•	the sellers’ interest in the trust.

The amount allocated to your series will be determined based primarily upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the certificates, the invested amount for Series 2001-6 will be $1,300,000,000.

Among Classes

Amounts allocated to your series will be further allocated among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class. Initially the invested amount of each class will be equal to the original principal amount of such class.

See “Series Provisions—Allocation Percentages” in this prospectus supplement.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of:

(a) the Class A invested amount, plus

(b) the Class B invested amount, plus

(c) the collateral invested amount.

If the invested amount of your series declines, amounts allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections, the monthly servicing fee and amounts that are written off as uncollectible, the allocations to the certificates will be based upon the adjusted invested amount, which will be the invested amount less amounts accumulated in the principal funding account for payment to the certificateholders and the collateral interest holder on the expected final payment date. For a description of the events which may lead to these reductions, see “Series Provisions—Allocation Percentages” and “—Reallocation of Cash Flows” in this prospectus supplement.

Application of Collections

The following steps describe how the trust allocates and applies collections of finance charge receivables to your series.

Finance Charge Receivables Collections

•
Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A’s portion of the servicing fee and to cover Class A’s portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

•
Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B’s portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

•
Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest’s portion of the servicing fee and any remaining amount will become excess spread and be applied as described below.

Excess Spread

Each month the trust will distribute the excess spread and your series’ share of excess finance charges from other series in the following order of priority:

•	first to make up deficiencies with respect to Class A;

•	then to make up deficiencies with respect to Class B;

•	then to pay interest on the collateral interest and to make up deficiencies with respect to the collateral interest;

•	then, in limited circumstances, to fund a reserve account during the accumulation period; and

•	finally to make payments to the holder of the collateral interest.

See “Series Provisions—Application of Collections” in this prospectus supplement.

     Principal Collections

The trust will apply your series’ share of principal collections each month as follows:

•
First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and to make required payments on the Class B certificates not made from finance charge collections, excess spread or funds in the reserve account.

•
During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series’ share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

•
The accumulation period is scheduled to begin on     August 1, 2007, but may begin at a later date. During the accumulation period, principal collections will be deposited in a trust account, up to the controlled deposit amount, for payment to the holders of the Class A certificates, the Class B certificates and the collateral interest on the expected final payment date.

•
If a pay out event (described below) that applies to Series 2001-6 or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will be paid first to the Class A certificateholders, then to the Class B certificateholders and then to the collateral interest holder.

•	Any remaining principal collections will be first made available to other series and then paid to the sellers or deposited in the excess funding account.

Pay Out Events

Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to Series 2001-6 to pay principal. See “Series Provisions—Pay Out Events” in this prospectus supplement for a description of the pay out events that apply specifically to Series 2001-6, and “Description of the Certificates—Pay Out Events” in the accompanying prospectus for a description of the pay out events that apply to all series.

Optional Repurchase

So long as a seller is the servicer or an affiliate of the servicer, that seller will have the option to repurchase your certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount. See “Risk Factors” in the accompanying prospectus.

Registration

The certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See “The Pooling Agreement Generally—Definitive Certificates” in the accompanying prospectus.

You may elect to hold your certificates through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System in Europe. See “The Pooling Agreement Generally—Book-Entry Registration” and “—Definitive Certificates” in the accompanying prospectus.

Tax Status

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the banks, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class B certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Certificate Ratings

The Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See “Prospectus Summary—Certificate Ratings” and “Risk Factors—The credit ratings of your certificates are limited” in the accompanying prospectus.

Exchange Listing

We will apply to list the certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.

Risk Factors

        In the accompanying prospectus there is a section called “Risk Factors.” The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

        Please carefully read “Risk Factors” in the accompanying prospectus and the risk factors discussed below before deciding whether to purchase any of the certificates.

The credit enhancement may be
insufficient to ensure expected
payments on the certificates.

The credit enhancement for your certificates is limited. Credit enhancement is provided (i) for the Class A certificates, through the subordination of the Class B certificates and the collateral interest, and (ii) for the Class B certificates, through the subordination of the collateral interest. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection of or transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

See “Series Provisions—Allocation Percentages” and “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Trust assets may be diverted from the
Class B certificates to make payments
on the Class A certificates.

If you purchase a Class B certificate, your right to receive principal payments is subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of the principal has been paid or accumulated for payment on the Class A certificates. In addition, if Class A’s share of collections of finance charge receivables allocated to Series 2001-6, excess spread and the collateral interest’s share of principal collections are insufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A’s share of losses on the receivables exceeds collections and credit enhancement available to cover those losses and the collateral interest amount is reduced to zero, the Class B invested amount may be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced. Accordingly, you may receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you.

See “Series Provisions—Reallocation of Cash Flows” and “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Introduction

        The following provisions of this prospectus supplement contain more detailed information concerning the certificates offered by this prospectus supplement and the accompanying prospectus. The certificates will be issued by the trust pursuant to a pooling and servicing agreement, dated as of September 30, 1993, as amended and restated on April 9, 2001, among Capital One Bank, as a seller and the servicer, Capital One, F.S.B., as a seller, and The Bank of New York, as trustee. The pooling and servicing agreement may be amended from time to time and is referred to in this prospectus supplement and the accompanying prospectus as the pooling agreement.

        Series 2001-6 is included in a Group of series designated as Group One. “Annex I: Previous Issuances of Certificates” in this prospectus supplement contains a list of each currently outstanding series in Group One. Other series in the future may be included in Group One. Annex I is incorporated by reference into this prospectus supplement.

        The property of the trust includes receivables generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts, collections thereon and certain other property. Descriptions of the Bank Portfolio and the Trust Portfolio are provided in “The Bank Portfolio” and ”The Trust Portfolio” in this prospectus supplement.

        Pursuant to the pooling agreement as supplemented by the Series 2001-6 supplement, the trust is issuing $1,056,250,000 of Class A certificates and $130,000,000 of Class B certificates as a part of Series 2001-6. The $113,750,000 of Collateral Interest (which is not offered by this prospectus supplement and the accompanying prospectus) is also a part of Series 2001-6. The Class A certificates, the Class B certificates and the Collateral Interest represent interests in the assets of the trust.

Maturity Considerations

        The Class A certificateholders, the Class B certificateholders and the Collateral Interest holder are expected to receive payment of principal in full on the Expected Final Payment Date or earlier if a Pay Out Event occurs.

        The likelihood that Class A certificateholders, Class B certificateholders and the Collateral Interest holder will receive payments of principal on the Expected Final Payment Date depends on the payment rates on the receivables, the amount of outstanding receivables, the delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of Shared Principal Collections. Monthly payment rates on the receivables vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and due to changes in any terms and conditions of the account. See the “Accountholder Monthly Payment Rates for the Trust Portfolio” table under “The Trust Portfolio” in this prospectus supplement.

        During the Revolving Period, no payments of principal will be made to the Class A certificateholders, the Class B certificateholders or the Collateral Interest holder, and collections of principal receivables allocable to the Invested Amount will generally be treated as Shared Principal Collections, subject to certain limitations described in “Description of Series Provisions—Principal Payments—Revolving Period” in this prospectus supplement.

        On each Distribution Date during the Accumulation Period, amounts equal to the least of:

(a) Available Investor Principal Collections (see “Series Provisions—Principal Payments” in this prospectus supplement) for the related Monthly Period on deposit in the Collection Account,

(b) the applicable Controlled Deposit Amount, and

(c) the Adjusted Invested Amount,

will be deposited in the Principal Funding Account until the amount on deposit in the Principal Funding Account equals the Invested Amount or, if earlier, the Expected Final Payment Date.

        Unless a Pay Out Event with respect to Series 2001-6 occurs, amounts on deposit in the Principal Funding Account will be used to make payments of principal on the Expected Final Payment Date:

•	first to the Class A certificateholders (until the Class A Invested Amount is paid in full),

•	then to the Class B certificateholders (until the Class B Invested Amount is paid in full), and

•	finally to the Collateral Interest holder (until the Collateral Invested Amount is paid in full).

        See “Series Provisions—Postponement of the Accumulation Period” in this prospectus supplement for a discussion of circumstances under which the start of the Accumulation Period may be delayed.

        The banks may, at or after the time at which the Accumulation Period begins, cause another series issued or to be issued by the trust (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) to be a paired series with Series 2001-6 to be used to finance the increase in the Sellers’ Interest caused by the accumulation of principal in the Principal Funding Account for Series 2001-6. Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other series may vary from time to time (whether or not a Pay Out Event occurs with respect to Series 2001-6), and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of Series 2001-6 will vary from the terms of such other series, the Pay Out Events for such other series may vary from the Pay Out Events for Series 2001-6 and may include Pay Out Events that are unrelated to the status of the banks or the receivables, such as pay out events related to the continued availability and rating of certain providers of Series Enhancement to such other series. If a Pay Out Event does occur for any such paired series prior to the payment in full of Series 2001-6, the Principal Allocation Percentage could be reduced and the final payment of principal to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder could be delayed.

        Should a Pay Out Event occur with respect to Series 2001-6 (including the failure to pay the Invested Amount on the Expected Final Payment Date), the Early Amortization Period will begin, and on the first Special Payment Date with respect to the Early Amortization Period, any amount on deposit in the Principal Funding Account will be paid to the Class A certificateholders and, after the Class A Invested Amount has been paid in full, the Class B certificateholders and, after the Class B Invested Amount has been paid in full, the Collateral Interest holder. In addition, to the extent that the Class A Invested Amount has not been paid in full, Available Investor Principal Collections will be paid to the Class A certificateholders on each Special Payment Date until the earliest of:

•	the date on which the Class A Invested Amount has been paid in full,

•	the Series 2001-6 Termination Date, or

•	the Trust Termination Date.

        After the Class A Invested Amount has been paid in full, Available Investor Principal Collections will be paid to the Class B certificateholders on each Special Payment Date until the earliest of:

•	the date on which the Class B Invested Amount has been paid in full,

•	the Series 2001-6 Termination Date, or

•	the Trust Termination Date.

        After the Class B Invested Amount has been paid in full, Available Investor Principal Collections will be paid to the Collateral Interest holder on each Special Payment Date until the earliest of:

•	the date on which the Collateral Invested Amount has been paid in full,

•	the Series 2001-6 Termination Date, or

•	the Trust Termination Date.

        Additionally, should a Pay Out Event occur with respect to Series 2001-6 and the Early Amortization Period begins, any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections and Excess Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any series entitled to the benefits of Shared Principal Collections or Excess Shared Principal Collections. See “Description of the Certificates—Pay Out Events” in the accompanying prospectus and “Series Provisions—Pay Out Events” in this prospectus supplement.

        The banks cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of Series 2001-6 or whether the terms of any previously or subsequently issued series might have an impact on the amount or timing of any such payment of principal.

        In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the product mix of the Trust Portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of principal receivables with respect to the Trust Portfolio, and thus the rate at which the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder could expect to receive payments of principal during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth in the “Accountholder Monthly Payment Rates” table under “The Trust Portfolio” in this prospectus supplement. As described under “Series Provisions—Principal Payments” in this prospectus supplement, the servicer may shorten the Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Invested Amount on the Expected Final Payment Date.

        The trust, as a master trust, has issued twenty-four series which are currently outstanding, and may issue additional series from time to time. There can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. Further, if a Pay Out Event occurs, the average life and maturity of the Class A certificates, the Class B certificates and the Collateral Interest could be significantly reduced.

        Due to the reasons set forth above, and the fact that the payment experience for the more recently originated accounts in the Trust Portfolio is limited (see “The Trust Portfolio” in this prospectus supplement), there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A certificates, the Class B certificates and the Collateral Interest to their final Distribution Date will equal the expected number of months. See “Risk Factors” in the accompanying prospectus.

The Bank Portfolio

        The Bank Portfolio is primarily comprised of VISA and MasterCard accounts originated by the banks and Capital One Bank’s predecessor since 1992. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following annual percentage rate characteristics:

Fixed Rate or Variable Rate

        An annual percentage rate is either a fixed periodic finance charge rate or a variable periodic finance charge rate that adjusts from time to time according to an index. Some accounts have a low fixed periodic finance charge rate.

Introductory Period or Non-introductory Period

        An account may have an introductory period during which a relatively low periodic finance charge rate is charged. In such instances, the periodic finance charge rate is converted to a higher rate at the end of the introductory period. Non-introductory rate products include customized products targeted at both a range of consumer credit risk profiles, such as low fixed-rate cards and secured cards, as well as special consumer interests, such as affinity and joint account cards, co-brand cards, student cards and other cards targeted to certain other market segments. Historically, non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher interest margins, higher fees and, in some cases, higher delinquencies and credit losses than the banks’ traditional low introductory rate products.

        In the fourth quarter of 1997, the banks adopted a more conservative accounting methodology for charge-offs and made an adjustment to their recognition of finance charges and fee income. The banks modified their methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the banks also began recognizing the estimated uncollectible portion of finance charges and fee income receivables, which resulted in a decrease in receivable balance and a corresponding decrease in revenue.

The Trust Portfolio

General

        The receivables conveyed to the trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Trust Cut-Off Date and subsequent additional cut-off dates. See “The Accounts,” “The Pooling Agreement Generally—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus.

        The number of low fixed-rate products and non-introductory rate products in the Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described above in “The Bank Portfolio” will have a more significant effect on the Trust Portfolio. Receivables added to the trust have included and will include such low fixed-rate and non-introductory rate credit card receivables, which on the series issuance date constitute, and at any given time thereafter may constitute, a material portion of the Trust Portfolio. See “Risk Factors,”“The Banks’ Credit Card and Consumer Lending Business—Underwriting Procedures” and “Certain Legal Aspects of the Receivables—Transfer of Receivables” in the accompanying prospectus.

Delinquency and Loss Experience

        Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Trust Portfolio from approximately $11.340 billion at year end 1998, to approximately $20.159 billion as of June 30, 2001, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the banks expect that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the banks’ collection efforts, the product mix of the Trust Portfolio and general economic conditions.

        The following tables set forth the delinquency and loss experience for the Trust Portfolio for each of the periods shown. The Trust Portfolio includes groups of accounts, each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Trust Portfolio. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Trust Portfolio.

Delinquencies as a Percentage of the Trust Portfolio(1)(2)
(Dollars in Thousands)

			At Year End
	At June 30, 2001		2000		1999		1998
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	$ 358,502	1.78%	$221,888	1.45%	$204,104	1.71%	$200,163	1.77%
60 - 89 days	244,181	1.21	140,239	0.92	135,125	1.13	123,563	1.09
90 + days	465,689	2.31	258,879	1.69	259,727	2.18	244,860	2.15

TOTAL	$1,068,372	5.30%	$621,006	4.06%	$598,956	5.02%	$568,586	5.01%

(1)
The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 2000, 1999 and 1998 were $15,296,703,384, $11,938,165,168 and $11,340,121,267, respectively. The end of period receivables outstanding at June 30, 2001 were $20,159,325,913.

(2)	Figures and percentages in this table are reported on a processing month basis.

Loss Experience for the Trust Portfolio
(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2001	2000	1999	1998
Average Receivables Outstanding	$17,231,606	$12,853,302	$10,972,590	$10,591,596
Gross Losses	$ 421,749	$ 579,916	$ 602,282	$ 832,849
Gross Losses as a Percentage of Average Receivables Outstanding(1)	4.90%	4.51%	5.49%	7.86%
Recoveries	$ 120,948	$ 205,038	$ 180,336	$ 136,336
Net Losses	$ 300,801	$ 374,878	$ 421,946	$ 696,513
Net Losses as a Percentage of Average Receivables Outstanding(1)	3.49%	2.92%	3.85%	6.58%

(1)	The percentages reflected for the six months ended June 30, 2001 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

Revenue Experience

        The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Trust Portfolio for the periods shown.

Revenue Experience for the Trust Portfolio
(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2001	2000	1999	1998
Average Receivables Outstanding	$17,231,606	$12,853,302	$ 10,972,590	$10,591,596
Finance Charges and Fees(1)	$ 1,843,492	$ 2,395,242	$ 2,145,060	$ 2,006,714
Yield from Finance Charges and Fees(2)	21.40%	18.64%	19.55%	18.95%
Interchange	$ 174,121	$ 298,005	$ 194,649	$ 101,128
Yield from Interchange(2)	2.02%	2.32%	1.77%	0.95%

(1)
Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.

(2)	The percentages reflected for the six months ended June 30, 2001 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

        There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the banks or the servicer in such fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

        The revenue from finance charges and fees for the accounts in the Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic rate finance charges normally decreases.

        The Trust Portfolio may experience growth in receivables through the banks’ origination of accounts having an introductory period during which a relatively low periodic finance charge rate is charged. As the introductory period on these accounts expire, the banks may choose to waive all or part of the periodic finance charge rate increase for such accounts. Under these circumstances, the yield related to monthly periodic finance charges would be adversely affected. The impact of service charges on the Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

        The following table sets forth the highest and lowest accountholder monthly payment rates for the Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Accountholder Monthly Payment Rates
for the Trust Portfolio(1)

	Six Months Ended	Year Ended
	June 30, 2001	2000	1999	1998
Lowest Month(2)	14.88%	15.14%	11.21%	9.58%
Highest Month(2)	17.08%	17.00%	14.56%	11.94%
Average Payment Rate for the Period	16.08%	16.24%	13.20%	10.87%

(1)	The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2)	The monthly payment rates are calculated as the total amounts of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

        As of August 3, 2001:

•	the Trust Portfolio included $20,023,215,359 of principal receivables and $828,322,288 of finance charge receivables;

•	the accounts had an average principal receivable balance of $914 and an average credit limit of $3,541;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 25.82%;

•	the average age of the accounts was approximately 29 months;

•	all of the accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 48% were standard accounts and 52% were premium accounts; and

•	approximately 47% of the accounts in the Trust Portfolio were assessed a variable rate periodic finance charge and approximately 53% were assessed a fixed rate periodic finance charge.

        The following tables summarize the Trust Portfolio by various criteria as of August 3, 2001. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition and product mix of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any specific time in the future.

Composition by Account Balance
Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)	262,081	1.30%	$ (20,387,416.82)	(0.10)%
No Balance(2)	3,770,185	18.71	0.00	0.00
More than $0 and less than or equal to $1,500.00	12,959,574	64.32	6,097,136,454.08	29.24
$1,500.01-$5,000.00	2,089,947	10.38	5,783,929,579.92	27.74
$5,000.01-$10,000.00	826,922	4.10	5,752,732,329.06	27.59
Over $10,000.00	239,494	1.19	3,238,126,700.29	15.53

TOTAL	20,148,203	100.00%	$20,851,537,646.53	100.00%

(1)
Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.

(2)	Accounts which currently have no balance are included because receivables may be generated with respect to such accounts in the future. Zero balance accounts are not included in these figures.

Composition by Credit Limit(1)
Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00	12,362,855	61.36%	$ 4,907,473,305.58	23.54%
$1,500.01-$5,000.00	2,926,809	14.53	3,029,976,614.35	14.53
$5,000.01-$10,000.00	2,967,945	14.73	5,613,505,281.74	26.92
Over $10,000.00	1,890,594	9.38	7,300,582,444.86	35.01

TOTAL	20,148,203	100.00%	$20,851,537,646.53	100.00%

(1)
References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

Composition by Payment Status(1)
Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days(2)	18,508,975	91.86%	$19,514,744,448.67	93.59%
Past due 30 – 59 days	621,620	3.09	480,466,796.93	2.30
Past due 60 – 89 days	384,904	1.91	297,656,997.48	1.43
Past due 90+ days	632,704	3.14	558,669,403.45	2.68

TOTAL	20,148,203	100.00%	$20,851,537,646.53	100.00%

(1) Payment Status is determined as of the prior statement cycle date.
(2) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Account Age
Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months	1,279,563	6.35%	$ 2,075,761,786.06	9.95%
Over 6 Months to 12 Months	3,847,929	19.10	4,048,672,520.46	19.42
Over 12 Months to 24 Months	5,898,162	29.27	4,693,613,507.21	22.51
Over 24 Months to 36 Months	3,592,701	17.83	3,452,392,987.59	16.56
Over 36 Months to 48 Months	2,447,152	12.15	2,902,174,071.96	13.92
Over 48 Months to 60 Months	1,001,641	4.97	840,176,661.93	4.03
Over 60 Months	2,081,055	10.33	2,838,746,111.32	13.61

TOTAL	20,148,203	100.00%	$20,851,537,646.53	100.00%

Composition of Accounts by Accountholder Billing Address

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	2,535,236	12.58%	$ 2,447,084,197.16	11.74%
Texas	1,518,593	7.54	1,439,713,539.45	6.90
Florida	1,388,597	6.89	1,304,526,851.21	6.26
New York	1,337,666	6.64	1,272,141,123.59	6.10
Illinois	848,959	4.21	919,935,812.61	4.41
Pennsylvania	805,259	4.00	852,585,489.77	4.09
Ohio	769,373	3.82	856,191,584.40	4.11
New Jersey	663,076	3.29	674,605,605.32	3.24
Michigan	644,425	3.20	724,273,418.83	3.47
Virginia	588,023	2.92	713,342,873.35	3.42
Others(1)	9,048,996	44.91	9,647,137,150.84	46.27

TOTAL	20,148,203	100.00%	$20,851,537,646.53	100.00%

(1)	No other state individually accounts for more than 2.92% of the Percentage of Total Number of Accounts.

        Since the largest number of accountholders (based on billing addresses) whose accounts were included in the trust as of August 3, 2001 were in California, Texas, Florida and New York, adverse economic conditions affecting accountholders residing in these areas could significantly affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

Use of Proceeds

        The net proceeds from the sale of the Class A certificates and the Class B certificates will be paid to the banks. The banks will use such proceeds for general corporate purposes.

The Banks

Capital One Bank

        Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At June 30, 2001, Capital One Bank had assets of approximately $14.0 billion and stockholders’ equity of approximately $1.6 billion. For a more detailed description of Capital One Bank, see “The Banks—Capital One Bank” in the accompanying prospectus.

Capital One, F.S.B.

        Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At June 30, 2001, Capital One, F.S.B. had assets of approximately $5.9 billion and stockholders’ equity of approximately $494 million. For a more detailed description of Capital One, F.S.B., see “The Banks—Capital One, F.S.B.” in the accompanying prospectus.

        Capital One Financial Corporation has filed applications with the Board of Governors of the Federal Reserve System and the State Corporation Commission of Virginia, Bureau of Financial Institutions, to merge Capital One Bank and Capital One, F.S.B. If approved, Capital One Bank would be the surviving institution, and would, concurrently with the merger, convert from a state-chartered limited purpose credit card bank to a state-chartered savings bank. The resulting institution would retain the name “Capital One Bank,” as well as its membership in the Federal Reserve System.

Series Provisions

        The Class A certificates, the Class B certificates and the Collateral Interest will be issued pursuant to the pooling agreement and the Series 2001-6 supplement. The following summary describes certain terms applicable to the Class A certificates and the Class B certificates. Reference should be made to the accompanying prospectus for additional information concerning the Class A certificates, the Class B certificates and the pooling agreement.

Interest Payments

        The Class A certificates will accrue interest at a rate of 0.19% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to the related Interest Period.

        The Class B certificates will accrue interest at a rate of 0.50% per year above LIBOR prevailing on the related LIBOR Determination Date with respect to the related Interest Period.

        Interest will be paid on each Distribution Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date.

        Because the Class A certificate rate and the Class B certificate rate are floating rates, interest for any Distribution Date will be calculated based on the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the series issuance date) to but excluding such Distribution Date and a 360-day year.

        Interest payments on the Class A certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class A certificates as of the close of business on the preceding Record Date. Interest on the Class A certificates for the first Distribution Date, however, will be calculated on the initial Class A principal balance. On each Distribution Date, Class A Monthly Interest, Class A Outstanding Monthly Interest and Class A Additional Interest, if any, for such Distribution Date will be paid to the Class A certificateholders. Interest payments to the Class A certificateholders on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the Class A certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 2001-6 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments or deposits.

        Interest payments on the Class B certificates for each Distribution Date will be calculated on the outstanding principal balance of the Class B certificates as of the close of business on the preceding Record Date. Interest on the Class B certificates for the first Distribution Date, however, will be calculated on the initial Class B principal balance. On each Distribution Date, Class B Monthly Interest, Class B Outstanding Monthly Interest and Class B Additional Interest, if any, for such Distribution Date will be paid to the Class B certificateholders. Interest payments to the Class B certificateholders on any Distribution Date will be funded from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the Class B certificates for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 2001-6 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, will be used to make such payments or deposits.

        Interest payments on the Collateral Interest for each Distribution Date will be calculated on the outstanding principal balance of the Collateral Interest as of the close of business on the preceding Record Date based on the Collateral Interest Minimum Rate. Interest on the Collateral Interest for the first Distribution Date, however, will be calculated on the initial principal balance of the Collateral Interest. The Collateral Interest Minimum Rate is a fixed rate, so interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. On each Distribution Date, Collateral Minimum Monthly Interest for the related Monthly Period and any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest holder will be paid to the Collateral Interest holder. Minimum interest payments to the Collateral Interest holder on any Distribution Date will be funded from Excess Spread and Excess Finance Charges allocated to Series 2001-6 not required to pay the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or reductions in the Class B Invested Amount for such Monthly Period.

Principal Payments

         Revolving Period

        Series 2001-6 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A certificates, the Class B certificates or the Collateral Interest. The Revolving Period starts on the series issuance date and ends on the earlier to begin of:

• the Accumulation Period, or

• the Early Amortization Period.

        During the Revolving Period, collections of principal receivables allocable to the Invested Amount will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid back to the banks to purchase additional receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections or deposited in the Excess Funding Account.

         Accumulation Period

        On each Distribution Date during the Accumulation Period, the trustee will deposit in the Principal Funding Account an amount equal to the least of:

(a) Available Investor Principal Collections for such Distribution Date,

(b) the applicable Controlled Deposit Amount, and

(c) the Adjusted Invested Amount prior to any deposits on that date,

until the aggregate amount on deposit in the Principal Funding Account equals the Invested Amount.

        Unless a Pay Out Event with respect to Series 2001-6 has occurred, amounts on deposit in the Principal Funding Account will be paid:

• first to Class A certificateholders (in an amount not to exceed the Class A Invested Amount) on the Expected Final Payment Date,

• then to Class B certificateholders (to the extent such funds exceed the Class A Invested Amount and in an amount not to exceed the Class B Invested Amount) on the Expected Final Payment Date, and

        •  lastly to the Collateral Interest holder (to the extent such funds exceed the sum of the Class A Invested Amount and the Class B Invested Amount and in an amount not to exceed the Collateral Invested Amount) on the Expected Final Payment Date.

        During the Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be paid back to the banks to purchase additional receivables in order to maintain the Invested Amount and, if necessary, be treated as Shared Principal Collections or deposited in the Excess Funding Account.

        If funds on deposit in the Principal Funding Account are insufficient to pay in full the Invested Amount on the Expected Final Payment Date, the Early Amortization Period will begin.

         Early Amortization Period

        If a Pay Out Event with respect to Series 2001-6 occurs, the Early Amortization Period will begin and any amount on deposit in the Principal Funding Account will be paid on the first Special Payment Date:

• first to the Class A certificateholders (up to the Class A Invested Amount),

• then to the Class B certificateholders (up to the Class B Invested Amount), and

• lastly to the Collateral Interest holder (up to the Collateral Invested Amount).

        On each Special Payment Date with respect to the Early Amortization Period, the Class A certificateholders will be entitled to receive Available Investor Principal Collections for such Special Payment Date in an amount up to the Class A Invested Amount until the earliest of:

• the date the Class A Invested Amount is paid in full,

• the Series 2001-6 Termination Date, and

• the Trust Termination Date.

        After payment in full of the Class A Invested Amount, the Class B certificateholders will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections for such Special Payment Date in an amount up to the Class B Invested Amount until the earliest of:

• the date the Class B Invested Amount is paid in full,

• the Series 2001-6 Termination Date, and

• the Trust Termination Date.

        After payment in full of the Class B Invested Amount, the Collateral Interest holder will be entitled to receive, on each Special Payment Date, Available Investor Principal Collections for such Special Payment Date in an amount up to the Collateral Invested Amount until the earliest of:

• the date the Collateral Invested Amount is paid in full,

• the Series 2001-6 Termination Date, and

• the Trust Termination Date.

Postponement of the Accumulation Period

        The Accumulation Period is scheduled to begin at the close of business on the last day of the July 2007 Monthly Period. However, the servicer may elect to postpone the start of the Accumulation Period and extend the length of the Revolving Period subject to certain conditions, including those set forth below. The servicer may make such election only if the Accumulation Period length (determined as described below) is less than twelve months. On each Determination Date until the Accumulation Period begins, the servicer will determine the Accumulation Period length, which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on (i) the monthly collections of principal receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months and (ii) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their Revolving Period during the Accumulation Period. If the Accumulation Period length is less than twelve months, the servicer may, at its option, postpone the start of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period length.

        The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the Invested Amounts of certain other series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the series issuance date. Notwithstanding the above, the Series 2001-6 supplement may require that the number of months in the Accumulation Period exceed the Accumulation Period length and that certain minimum deposits be made to the
Principal Funding Account during the Accumulation Period. The length of the Accumulation Period will not be less than one month. If the start of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the start of the Accumulation Period, then it is probable that the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder would receive some of their principal later than if the Accumulation Period had not been delayed.

Subordination

        The Class B certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A certificates and the Class B certificates and the Collateral Invested Amount may be reduced.

        To the extent the Class B Invested Amount is reduced and not reimbursed, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B certificateholders will be reduced. See “—Allocation Percentages,” “—Reallocation of Cash Flows” and “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement.

Allocation Percentages

        Pursuant to the pooling agreement, the servicer will allocate all collections of finance charge receivables and principal receivables and the Defaulted Amount for such Monthly Period among the Class A certificates, the Class B certificates, the Collateral Interest, the certificateholders’ interest for all other outstanding series of certificates and the Sellers’ Interest.

        Collections of finance charge receivables and the Defaulted Amount for any Monthly Period will be allocated to Series 2001-6 based on the Floating Allocation Percentage. Such amounts so allocated will be further allocated among the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage.

        Collections of principal receivables will be allocated to Series 2001-6 based on the Principal Allocation Percentage. Such amounts so allocated to Series 2001-6 will be further allocated among the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage.

Principal Funding Account

        The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Principal Funding Account as an Eligible Deposit Account held for the benefit of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. During the Accumulation Period, the servicer will transfer collections of principal receivables, Shared Principal Collections allocated to Series 2001-6, Miscellaneous Payments allocated to Series 2001-6 and other amounts described herein to be treated in the same manner as collections of principal receivables from the Collection Account to the Principal Funding Account as described under “—Application of Collections” in this prospectus supplement.

        Unless a Pay Out Event has occurred with respect to Series 2001-6, all amounts on deposit in the Principal Funding Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested by the trustee at the direction of the servicer in Eligible Investments that mature on or before the following Distribution Date. On each Distribution Date for the Accumulation Period (on or prior to the Expected Final Payment Date) the interest and other investment income (net of losses and investment expenses) earned on such investments will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, Class B Available Funds and Collateral Available Funds. If, for any such Distribution Date, these amounts are less than the Covered Amount for such Distribution Date, the amount of any such shortfall will be withdrawn from the Reserve Account, if available, as described under “—Reserve Account” in this prospectus supplement. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

        The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the Reserve Account as an Eligible Deposit Account for the benefit of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. The Reserve Account will be established to assist with the subsequent distribution of interest during the Accumulation Period. On each Distribution Date from and after the funding of the Reserve Account begins, but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2001-6 (to the extent described under “—Application of Collections—Payment of Interest, Fees and Other Items” in this prospectus supplement) to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The Reserve Account will be funded no later than one month prior to the commencement of the Accumulation Period, or such earlier date as the servicer may designate.

        On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the Collateral Interest holder.

        If the Reserve Account has not terminated as described below, all amounts remaining on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the trustee at the direction of the servicer in Eligible Investments that mature on or before the following Distribution Date. The interest and other investment income (net of losses and investment expenses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of finance charge receivables.

        On or before each Distribution Date during the Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds or Class B Available Funds or distributed to the Collateral Interest holder, as provided in the Series 2001-6 supplement, in an amount equal to the lesser of:

(a) the Available Reserve Account Amount for such Distribution Date or Special Payment Date, and

(b) the amount, if any, by which the Covered Amount exceeds:

(i) the investment earnings (net of losses and investment expenses), if any, in the Principal Funding Account for the related Distribution Date, and
(ii) Excess Spread and Excess Finance Charges allocated to Series 2001-6 available for application towards the Covered Amount on such Distribution Date or Special Payment Date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account will equal the Available Reserve Account Amount.

        The Reserve Account will be terminated following the earliest to occur of:

(a) the termination of the trust pursuant to the pooling agreement,

(b) the date on which the Invested Amount is paid in full, and

(c) if the Accumulation Period has not begun, the occurrence of a Pay Out Event with respect to Series 2001-6 or, if the Accumulation Period has begun, the first Special Payment Date.

Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest holder as described above will not be available for distribution to the Class A certificateholders and the Class B certificateholders.

Reallocation of Cash Flows

         Class A Required Amount

        On each Determination Date, the servicer will calculate the Class A Required Amount. If the Class A Required Amount is greater than zero, the following reallocations will occur:

•	Excess Spread and Excess Finance Charges allocated to Series 2001-6 and available for such purpose will be used to fund the Class A Required Amount for the related Distribution Date;

•
if such Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B certificates will be used to fund the remaining Class A Required Amount; and

•
if Reallocated Principal Collections for the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 2001-6 are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such related Distribution Date).

        In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date).

        In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

        Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount shall be increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges allocated to Series 2001-6 and available to reimburse such reductions. See “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed and the Collateral Invested Amount increased in a similar manner.

         Class B Required Amount

        On each Determination Date, the servicer will calculate the Class B Required Amount. If the Class B Required Amount is greater than zero, the following reallocations will occur:

•
Excess Spread and Excess Finance Charges allocated to Series 2001-6 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount for the related Distribution Date;

•
if such Excess Spread and Excess Finance Charges are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount; and

•
if such Reallocated Principal Collections allocable to the Collateral Interest for the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such related Distribution Date).

        In the event that such a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction may have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In that case, the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See “—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Application of Collections

         Payment of Interest, Fees and Other Items

        On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply Class A Available Funds, Class B Available Funds and Collateral Available Funds (see “—Interest Payments” in this prospectus supplement) on deposit in the Collection Account in the following priority:

(a) An amount equal to the Class A Available Funds will be distributed in the following priority:

        (i)  an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Outstanding Monthly Interest, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A certificateholders on a prior Distribution Date will be distributed to the Class A certificateholders;

        (ii)  an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account);

(iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

(iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “—Excess Spread; Excess Finance Charges” in this prospectus supplement.

(b) An amount equal to the Class B Available Funds will be distributed in the following priority:

        (i)  an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B certificateholders on a prior Distribution Date will be distributed to the Class B certificateholders;

        (ii)  an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account); and

(iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “—Excess Spread; Excess Finance Charges” in this prospectus supplement.

(c) An amount equal to the Collateral Available Funds will be distributed in the following priority:

        (i)  an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the servicer on a prior Distribution Date, will be distributed to the servicer (unless such amount has been netted against deposits to the Collection Account); and

(ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under “—Excess Spread; Excess Finance Charges” in this prospectus supplement.

         Excess Spread; Excess Finance Charges

        On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 2001-6 for the related Monthly Period to make the following distributions in the following priority:

        (a)  an amount equal to the Class A Required Amount, if any, for such Distribution Date will be used to fund the Class A Required Amount, and if the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-6, such Excess Spread and Excess Finance Charges will be applied:

•	first to pay shortfalls in the payment of amounts described in clause (a)(i) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement,

•	second to pay shortfalls in the payment of amounts described in clause (a)(ii) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement, and

•	third to pay shortfalls in the payment of amounts described in clause (a)(iii) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement;

        (b)  an amount equal to the aggregate amount of Class A Investor Charge-Offs that have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under “—Payments of Principal” in this prospectus supplement;

        (c)  an amount equal to the Class B Required Amount, if any, for such Distribution Date will be (i) used to fund the Class B Required Amount and (ii) applied, up to the Class B Investor Default Amount, as a portion of Available Investor Principal Collections for such Distribution Date; provided that if the Class B Required Amount for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-6, such Excess Spread and Excess Finance Charges will be applied:

•	first to pay amounts described in clause (b)(i) under “—Payment of Interest, Fees and Other Items” in this prospectus supplement,

•	second to pay amounts described in clause (b)(ii) above under “—Payment of Interest, Fees and Other Items” in this prospectus supplement, and

•	third, up to the Class B Investor Default Amount, as a portion of Available Investor Principal Collections for such Distribution Date;

        (d)  an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class B Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

(e) an amount equal to the sum of the following will be distributed to the Collateral Interest holder:

(i) Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Outstanding Monthly Interest, and

        (ii)  the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest holder on a prior Distribution Date;

(f) an amount equal to the Collateral Servicing Fee due but not paid to the servicer on such Distribution Date or a prior Distribution Date will be paid to the servicer;

(g) an amount equal to the Collateral Investor Default Amount will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (h)  an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (i)  on each Distribution Date on and after the Reserve Account is funded, but prior to the date on which the Reserve Account terminates as described under “—Reserve Account” in this prospectus supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account; and

(j) the balance, if any, will be distributed to the Collateral Interest holder.

         Payments of Principal

        On each Distribution Date, the trustee, acting pursuant to the servicer’s instructions, will distribute Available Investor Principal Collections (see “—Principal Payments” in this prospectus supplement) on deposit in the Collection Account in the following priority:

        (i)  on each Distribution Date for the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in the accompanying prospectus; and

        (ii)  on each Distribution Date for the Accumulation Period or the Early Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

(a)
an amount equal to Class A Monthly Principal for such Distribution Date, up to the Class A Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the aggregate amount on deposit in the Principal Funding Account is zero, will be distributed to the Class A certificateholders;

(b)
after giving effect to paragraph (a) above, an amount equal to Class B Monthly Principal for such Distribution Date, up to the Class B Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the aggregate amount on deposit in the Principal Funding Account is zero, will be distributed to the Class B certificateholders;

(c)
after giving effect to paragraphs (a) and (b) above, an amount equal to Collateral Monthly Principal for such Distribution Date, up to the Collateral Adjusted Invested Amount on such Distribution Date, will be deposited in the Principal Funding Account or, if such Distribution Date is a Special Payment Date on which the aggregate amount on deposit in the Principal Funding Account is zero, will be distributed to the Collateral Interest holder; and

(d)
the balance, if any, will be treated as Shared Principal Collections and applied as described under “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in the accompanying prospectus.

Defaulted Receivables; Investor Charge-Offs

        On each Determination Date, the servicer will calculate the Investor Default Amount for the preceding Monthly Period. On each Distribution Date, portions of the Investor Default Amount will be allocated to the Class A certificates and the Class B certificates in amounts equaling the Class A Investor Default Amount and the Class B Investor Default Amount, respectively. The Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 2001-6 or from Reallocated Principal Collections and applied as described in “—Application of Collections—Payment of Interest, Fees and Other Items” and “—Reallocation of Cash Flows” in this prospectus supplement. The Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 2001-6 or from Reallocated Principal Collections allocable to the Collateral Interest and applied as described in “—Application of Collections—Excess Spread; Excess Finance Charges” and “—Reallocation of Cash Flows” in this prospectus supplement.

         Class A Investor Charge-Offs

        On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 2001-6 and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date.

        In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount for such Distribution Date.

        In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount, called a Class A Investor Charge-Off, by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date as described above. Such Class A Investor Charge-Off will have the effect of slowing or reducing the return of principal to the Class A certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-6 and available for such purpose as described under “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement.

         Class B Investor Charge-Offs

        On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocated to Series 2001-6 and not required to pay the Class A Required Amount, and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess.

        In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount, called a Class B Investor Charge-Off, by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 2001-6 and available for such purpose as described under “—Application of Collections—Excess Spread; Excess Finance Charges” in this prospectus supplement.

Shared Principal Collections

        Series 2001-6 is a principal sharing series. See “Description of the Certificates—Shared Principal Collections; Excess Shared Principal Collections” in the accompanying prospectus.

Paired Series

        Series 2001-6 may be paired with one or more other series (each called a paired series). Each paired series could be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such paired series and primarily from the proceeds of the sale of such paired series or could have a variable principal amount. Any such prefunding account will be held for the benefit of such paired series and not for the benefit of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. As funds are accumulated in the Principal Funding Account, either

        (i)  in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for such prefunded paired series could be released (which funds will be distributed to the banks) or

        (ii)  in the case of a paired series having a variable principal amount, an interest in such variable paired series in an equal or lesser amount could be sold by the trust (and the proceeds thereof will be distributed to the banks) and, in either case, the Invested Amount in the trust of such paired series could increase by up to a corresponding amount.

Upon payment in full of Series 2001-6, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate Invested Amount of such related paired series could have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder.

        The issuance of a paired series will be subject to the conditions described under “Description of the Certificates—New Issuances” in the accompanying prospectus. There can be no assurance, however, that the terms of any paired series might not have an impact on the calculation of the Principal Allocation Percentage or the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. The full extent by which the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder may be affected will be dependent upon a number of factors and will not be readily determinable by the change that may occur in the Principal Allocation Percentage. See “—Allocation Percentages” in this prospectus supplement and “Risk Factors” in the accompanying prospectus.

Required Principal Balance

        The obligation of the trustee to authenticate certificates of a new series and to execute and deliver the related supplement shall be subject to the conditions described under “Description of the Certificates—New Issuances” in the accompanying prospectus and to the additional condition that, as of the series issuance date and after giving effect to such issuance, the aggregate amount of principal receivables in the trust equals or exceeds the Required Principal Balance.

Pay Out Events

        The Pay Out Events with respect to Series 2001-6 will include each of the events specified in the accompanying prospectus under “Description of the Certificates—Pay Out Events” and the following:

(a) failure on the part of a seller:

(i) to make any payment or deposit required under the pooling agreement or the Series 2001-6 supplement within 5 Business Days after the day such payment or deposit is required to be made; or

        (ii) to observe or perform any other covenants or agreements of a seller set forth in the pooling agreement or the Series 2001-6 supplement, which failure has a material adverse effect on the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder and which continues unremedied for a period of 60 days after written notice;

        (b)  any representation or warranty made by a seller in the pooling agreement or the Series 2001-6 supplement or any information required to be given by a seller to the trustee to identify the accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the applicable seller has accepted reassignment of the related receivables or all such receivables, if applicable, during such period in accordance with the provisions of the pooling agreement;

        (c)  a failure by a seller to make an addition of accounts to the trust within 5 Business Days after the day on which it is required to make such addition pursuant to the pooling agreement or the Series 2001-6 supplement;

(d) the occurrence of any Servicer Default;

(e) the average Portfolio Yield for any 3 consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 2001-6 for such 3 Monthly Periods;

(f) the failure to pay in full the Invested Amount on the Expected Final Payment Date; and

(g) a seller is unable for any reason to transfer receivables to the trust in accordance with the pooling agreement or the Series 2001-6 supplement.

        Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder evidencing more than 50% of the aggregate unpaid principal amount of Series 2001-6 by notice then given in writing to the sellers and the servicer (and to the trustee if given by the Class A certificateholders and Class B certificateholders) may declare that a Pay Out Event has occurred with respect to Series 2001-6 as of the date of such notice. In the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 2001-6 immediately upon the occurrence of such event, without any notice or other action on the part of the trustee.

        If, contrary to the opinion of tax counsel described under “Federal Income Tax Considerations—General” in the accompanying prospectus, it is determined that the Class A certificates or the Class B certificates do not constitute indebtedness for federal income tax purposes, such determination will not constitute a Pay Out Event with respect to Series 2001-6.

        If the proceeds of any sale of the receivables following the occurrence of an insolvency event with respect to a seller (including any additional seller), as described in the accompanying prospectus under “Description of the Certificates—Pay Out Events,” allocated to the Class A Invested Amount and the proceeds of any collections on the receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B certificateholders. See “Certain Legal Aspects of the Receivables—Certain Matters Relating to Conservatorship and Receivership” in the accompanying prospectus for a discussion of the impact of federal law on the trustee’s ability to liquidate the receivables.

Servicing Compensation and Payment of Expenses

        The share of the Servicing Fee allocable to Series 2001-6 for any Distribution Date, called the Monthly Servicing Fee, will be equal to one-twelfth of the product of:

(a) the Servicing Fee Rate, and

(b) the Servicing Base Amount.

The Monthly Servicing Fee for the first Distribution Date, however, will be equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the series issuance date through the last day of the first Monthly Period. On each Distribution Date, but only if Capital One Bank or The Bank of New York is the servicer, Servicer Interchange for the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the servicer in payment of a portion of the Monthly Servicing Fee for such Monthly Period.

        The Servicer Interchange for any Monthly Period for which Capital One Bank or The Bank of New York is the servicer will be equal to the product of:

(a) the Floating Allocation Percentage for such Monthly Period, and

(b) the portion of collections of finance charge receivables allocated to Series 2001-6 for such Monthly Period that is attributed to interchange.

The Servicer Interchange for a Monthly Period, however, shall not exceed one-twelfth of the product of (i) the Servicing Base Amount as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee for such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the trust, the trustee, the Class A certificateholders, the Class B certificateholders or the Collateral Interest holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

        The share of the Monthly Servicing Fee allocable to the Class A certificateholders (after giving effect to the distribution of any Servicer Interchange to the servicer) for any Distribution Date, called the Class A Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class A Floating Percentage,

(b) the Net Servicing Fee Rate, and

(c) the Servicing Base Amount.

The Class A Servicing Fee for the first Distribution Date, however, will be equal to $696,831.60.

        The share of the Monthly Servicing Fee allocable to the Class B certificateholders (after giving effect to any distribution of Servicer Interchange to the servicer) for any Distribution Date, called the Class B Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Class B Floating Percentage,

(b) the Net Servicing Fee Rate, and

(c) the Servicing Base Amount.

The Class B Servicing Fee for the first Distribution Date, however, will be equal to $85,763.89.

        The share of the Monthly Servicing Fee allocable to the Collateral Interest holder (after giving effect to the distribution of any Servicer Interchange to the servicer) for any Distribution Date, called the Collateral Servicing Fee, shall be equal to one-twelfth of the product of:

(a) the Collateral Floating Percentage,

(b) the Net Servicing Fee Rate, and

(c) the Servicing Base Amount.

The Collateral Servicing Fee for the first Distribution Date, however, will be equal to $75,043.40.

        The remainder of the Servicing Fee will be paid by the sellers or the certificateholders of other series (as provided in the related supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the trust, the trustee, the Class A certificateholders, the Class B certificateholders or the Collateral Interest holder be liable for the share of the Servicing Fee to be paid by the sellers or the certificateholders of any other series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the servicer solely to the extent amounts are available for distribution in respect thereof as described under “—Application of Collections—Payment of Interest, Fees and Other Items” in this prospectus supplement.

Series Termination

        If on the Distribution Date that is 2 months prior to the Series 2001-6 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2001-6 Termination Date (after giving effect to all distributions required to be made on the Series 2001-6 Termination Date). Upon the expiration of such 40-day period, the trustee will determine (a) which bid is the best purchase offer and (b) the amount which otherwise would be available in the Collection Account on the Series 2001-6 Termination Date for distribution to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder. The servicer, on behalf of the trustee, will sell such receivables on the Series 2001-6 Termination Date to the bidder who provided the best purchase offer and will deposit the proceeds of such sale in the Collection Account for allocation (together with the amount which otherwise would be available in the Collection Account on the Series 2001-6 Termination Date for distribution to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder) to Series 2001-6.

Reports

        No later than the third Business Day prior to each Distribution Date, the servicer will forward to the trustee, the paying agent and each Rating Agency a monthly report prepared by the servicer setting forth certain information about the trust, the Class A certificates, the Class B certificates and the Collateral Interest, including:

(a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of the preceding Monthly Period;

(b) the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of such Monthly Period;

        (c)  the Floating Allocation Percentage and, during the Accumulation Period or Early Amortization Period, the Principal Allocation Percentage for the Class A certificates, the Class B certificates and the Collateral Interest;

(d) the amount of collections of principal receivables and finance charge receivables processed during such Monthly Period and the portion thereof allocated to Series 2001-6;

(e) the aggregate outstanding balance of accounts in the Trust Portfolio which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period;

(f) the Defaulted Amount for such Monthly Period and the portion thereof allocated to Series 2001-6;

        (g)  the amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Collateral Invested Amount;

(h) the Monthly Servicing Fee;

(i) the Portfolio Yield for such Monthly Period; and

(j) Reallocated Principal Collections.

Legal Matters

        Certain legal matters relating to the certificates will be passed upon for the underwriters by Cravath, Swaine & Moore, New York, New York.

ERISA Considerations

General

        Subject to the considerations described below and in the prospectus, the Class A certificates may be purchased by, on behalf of, or with “plan assets” of any employee benefit or other Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A certificates is cautioned to consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the Plan’s acquisition and ownership of such Class A certificates. See “ERISA Considerations” in the accompanying prospectus.

Class A Certificates

        The Department of Labor has authorized Capital One Bank to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which the bank is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in such authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of, or with “plan assets” of a Plan, provided that certain conditions described in “ERISA Considerations” in the accompanying prospectus are met.

        The sellers believe that the authorization will apply to the acquisition and holding of the Class A certificates by Plans and that all conditions of the authorization, other than those within the control of the investors, will be met.

        Any Plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with “plan assets” of, a Plan is cautioned to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a Plan fiduciary should make its own determination as to the availability of any prohibited transaction exemptions.

Class B Certificates

        It is anticipated that the Class B certificates will meet the criteria for treatment as “publicly-offered securities” as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class B certificates. It is expected that the Class B certificates will be held by at least 100 independent investors at the conclusion of the initial public offering made hereby, although no assurance can be given, and no monitoring or other measures will be taken to ensure that such condition is met. The Class B certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

        If the foregoing exception under the plan asset regulation were not satisfied, transactions involving the trust and parties in interest with respect to a Plan that purchases or holds the Class B certificates might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of Class B certificates by a Plan. See “ERISA Considerations” in the accompanying prospectus.

        Any Plan fiduciary considering whether to purchase any Class B certificates on behalf of, or with “plan assets” of, a Plan is cautioned to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class B certificates, a Plan fiduciary should make its own determination as to the availability of any prohibited transaction exemptions.

Underwriting

        Subject to the terms and conditions set forth in the underwriting agreement for the Class A certificates among the banks and the Class A underwriters named below, and the terms and conditions set forth in the underwriting agreement for the Class B certificates among the banks and the Class B underwriters named below, the banks have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the amount of certificates set forth opposite its name below.

Class A Underwriters	Principal Amount
Banc One Capital Markets, Inc.	$ 176,041,668
Deutsche Banc Alex. Brown Inc.	$ 176,041,668
Banc of America Securities LLC	$ 176,041,666
Credit Suisse First Boston Corporation	$ 176,041,666
Lehman Brothers Inc.	$ 176,041,666
Salomon Smith Barney Inc.	$ 176,041,666

Total	$1,056,250,000

Class B Underwriters	Principal Amount
Banc One Capital Markets, Inc.	$ 65,000,000
Deutsche Banc Alex. Brown Inc.	$ 65,000,000

Total	$ 130,000,000

        The Class A underwriting agreement and the Class B underwriting agreement each provide that the obligation of the underwriters to pay for and accept delivery of the certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Class A underwriting agreement, the Class A underwriters are committed to take and pay for all the Class A certificates, if any are taken. Under the terms and conditions of the Class B underwriting agreement, the Class B underwriters are committed to take and pay for all the Class B certificates, if any are taken.

        The Class A underwriters propose initially to offer the Class A certificates to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.195% of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class A certificates and other selling terms may be changed by the Class A underwriters.

        The Class B underwriters propose initially to offer the Class B certificates to the public at 100.00% of their principal amount and to certain dealers at such price less concessions not in excess of 0.225% of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of 0.150% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class B certificates and other selling terms may be changed by the Class B underwriters.

        The price to public, the underwriters’ discounts and commissions and the proceeds to the sellers are as follows:

	Per Class A Certificate	Per Class B Certificate	Total
Public Offering Price	100.00%	100.00%	$ 1,186,250,000
Underwriting Discounts and Commissions	0.325%	0.375%	$ 3,920,312.50
Proceeds to Sellers	99.675%	99.625%	$1,182,329,687.50

        Additional offering expenses are estimated to be $900,000.

        Each underwriter has represented and agreed that:

        (a)  it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

        (b)  it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

        (c)  if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

(d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

        The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than they would otherwise be in the absence of such transactions. Neither the banks nor the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

        The banks will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

        The closing of the sale of each class of certificates is conditional upon the closing of the sale of the other class and the Collateral Interest.

Glossary of Defined Terms

        Many of the defined terms below contain terms that are defined elsewhere in this glossary and in the “Glossary of Defined Terms” in the accompanying prospectus.

        “Adjusted Invested Amount” for any date of determination means an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Adjusted Invested Amount.

        “Available Investor Principal Collections” means, for any Monthly Period, an amount equal to the sum of:

(i) (a) an amount equal to the product of the Principal Allocation Percentage of all collections of principal receivables received during such Monthly Period, minus

(b) the amount of Reallocated Principal Collections for such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount, plus

(ii) the amount of Miscellaneous Payments, if any, for such Monthly Period allocated to Series 2001-6, plus

(iii) any Shared Principal Collections from other series that are allocated to Series 2001-6, plus

(iv) the amount, if any, of Class A Available Funds to be distributed to cover the Class A Investor Default Amount for the related Distribution Date, plus

(v) any other amounts which pursuant to the Series 2001-6 supplement are to be treated as Available Investor Principal Collections for the related Distribution Date.

        “Available Reserve Account Amount” means, on each Distribution Date and the first Special Payment Date, the amount available to be withdrawn from the Reserve Account equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date or such Special Payment Date) and the Required Reserve Account Amount for such Distribution Date or such Special Payment Date.

        “Base Rate” means, for any Monthly Period, the annualized percentage equivalent of a fraction:

•
the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Minimum Monthly Interest and the Monthly Servicing Fee for Series 2001-6, each for the related Distribution Date, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period;

provided, however, that if the sellers receive written notice from each Rating Agency that the following will not have a Ratings Effect, for purposes of determining the Base Rate, the Monthly Servicing Fee will be replaced with an amount equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Servicing Base Amount.

        “Business Day” means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday, or (b) any other day on which national banking associations or state banking institutions in New York, New York, Richmond, Virginia or Falls Church, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

        “Class A Account Percentage” means, with respect to any date of determination, the percentage equivalent of a fraction:

•	the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Monthly Principal as of the Record Date preceding the related Distribution Date; and

•	the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Series 2001-6 on such date (before giving effect to any deposits therein on such date).

        “Class A Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to the product of:

(i) a fraction, the numerator of which is the actual number of days from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Class A certificate rate for the related Interest Period plus 2.0% per annum, and

(iii) the amount payable on interest amounts that were due but not distributed to the Class A certificateholders on a prior Distribution Date.

        “Class A Adjusted Invested Amount” for any date of determination means an amount equal to the then current Class A Invested Amount, minus the amount on deposit in the Principal Funding Account (in an amount not to exceed the Class A Invested Amount) on such date.

        “Class A Available Funds” means, for any Monthly Period, an amount equal to the sum of:

        (i)  the Class A Floating Percentage of collections of finance charge receivables allocated to Series 2001-6 for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2001-6 supplement, but excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of:

(a) the Class A Account Percentage, and

(b) the net investment earnings, if any, in the Principal Funding Account for the related Distribution Date; and

(iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 2001-6 supplement for the related Distribution Date.

        “Class A Floating Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or for the first Monthly Period, as of the series issuance date), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

        “Class A Initial Invested Amount” means $1,056,250,000.

        “Class A Invested Amount” for any date of determination means an amount equal to:

(i) the Class A Initial Invested Amount, minus

(ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

        (iii)  the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date;

provided, however, that the Class A Invested Amount may not be reduced below zero.

        “Class A Investor Charge-Off” has the meaning described in “Series Provisions—Defaulted Receivables; Investor Charge-Offs—Class A Investor Charge-Offs” in this prospectus supplement.

        “Class A Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class A certificates in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

        “Class A Monthly Interest” means, for any Distribution Date, an amount equal to one-twelfth of the product of:

(i) a fraction, the numerator of which is the actual number of days from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Class A certificate rate in effect for that period, and

(iii) the outstanding principal amount of the Class A certificates as of the preceding Record Date;

provided, however, for the first Distribution Date, Class A Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class A certificates at the Class A certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

        “Class A Monthly Principal” for any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the least of:

(i) the Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date,

(ii) for each Distribution Date for the Accumulation Period, and on or prior to the Expected Final Payment Date, the Controlled Deposit Amount for such Distribution Date, and

(iii) the Class A Adjusted Invested Amount on such Distribution Date.

        “Class A Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to the Class A certificateholders.

        “Class A Principal Percentage” means, for any Monthly Period:

(i) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction:

•
the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and

•	the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount), and

(ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which shall never exceed 100%) of a fraction:

•	the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the Invested Amount as of such last day.

        “Class A Required Amount” means, for any Determination Date, the amount equal to:

(i) Class A Monthly Interest for the related Distribution Date, plus

(ii) any Class A Outstanding Monthly Interest, plus

(iii) any Class A Additional Interest, plus

(iv) the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee, plus

(v) the Class A Investor Default Amount, if any, for the related Distribution Date, minus

(vi) the Class A Available Funds for the related Distribution Date.

        “Class A Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Class B Account Percentage” means, with respect to any date of determination, the percentage equivalent of a fraction:

•	the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date preceding the related Distribution Date; and

•	the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Series 2001-6 on such date (before giving effect to any deposits therein on such date).

        “Class B Additional Interest” means an amount paid on each Distribution Date, if applicable, equal to the product of:

        (i)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Class B certificate rate for the related Interest Period plus 2.0% per annum, and

(iii) the amount payable on interest amounts that were due but not distributed to the Class B certificateholders on a prior Distribution Date.

        “Class B Adjusted Invested Amount” for any date of determination means an amount equal to the then current Class B Invested Amount, minus the amount on deposit in the Principal Funding Account in excess of the Class A Invested Amount (in an amount not to exceed the Class B Invested Amount) on such date.

        “Class B Available Funds” means, for any Monthly Period, an amount equal to the sum of:

        (i)  the Class B Floating Percentage of collections of finance charge receivables allocated to Series 2001-6 for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2001-6 supplement, but excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to Servicer Interchange);

(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of:

(a) the Class B Account Percentage; and

(b) the net investment earnings, if any, in the Principal Funding Account for the related Distribution Date; and

(iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in the Class B Available Funds pursuant to the Series 2001-6 supplement for such Distribution Date.

        “Class B Floating Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, for the first Monthly Period, as of the series issuance date), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, for the first Monthly Period, the Initial Invested Amount).

        “Class B Initial Invested Amount” means $130,000,000.

        “Class B Invested Amount” for any date of determination means an amount equal to:

(i) the Class B Initial Invested Amount, minus

(ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

        (iii)  the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding such date, minus

        (iv)  the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount for such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus

        (v)  an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under “Series Provisions —Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement, plus

        (vi)  the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to Series 2001-6 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Class B Invested Amount may not be reduced below zero.

        “Class B Investor Charge-Off” has the meaning described in “Series Provisions—Defaulted Receivables; Investor Charge-Offs—Class B Investor Charge-Offs” in this prospectus supplement.

        “Class B Investor Default Amount” means, for any Distribution Date, the portion of the Investor Default Amount allocated to the Class B certificates in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

        “Class B Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

        (i)  a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(ii) the Class B certificate rate in effect for that period, and

(iii) the outstanding principal amount of the Class B certificates as of the preceding Record Date;

provided, however, for the first Distribution Date, Class B Monthly Interest shall be equal to the interest accrued on the initial principal amount of the Class B certificates at the Class B certificate rate for the period from and including the series issuance date to but excluding the first Distribution Date.

        “Class B Monthly Principal” for any Distribution Date relating to (a) the Accumulation Period, beginning with the first Distribution Date on which the aggregate amount on deposit in the Principal Funding Account is equal to the Class A Invested Amount, or (b) the Early Amortization Period, beginning with the first Special Payment Date on which the Class A Invested Amount is paid in full, will equal the least of:

(i) the Available Investor Principal Collections not applied to Class A Monthly Principal on such Distribution Date,

(ii) for each Distribution Date for the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal for such Distribution Date), and

(iii) the Class B Adjusted Invested Amount on such Distribution Date.

        “Class B Outstanding Monthly Interest” means, for any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to the Class B certificateholders.

        “Class B Principal Percentage” means, for any Monthly Period:

(i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount), and

•	the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount), and

(ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the Invested Amount as of such last day.

        “Class B Required Amount” means, for any Determination Date, the sum of:

(i) the amount, if any, equal to:

(a) Class B Monthly Interest for the related Distribution Date, plus

(b) any Class B Outstanding Monthly Interest, plus

(c) any Class B Additional Interest, plus

(d) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee, minus

(e) the Class B Available Funds for such Distribution Date, plus

(ii) the Class B Investor Default Amount for the related Monthly Period.

        “Class B Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Collateral Account Percentage” means, with respect to any date of determination, the percentage equivalent of a fraction:

•	the numerator of which is the amount on deposit in the Principal Funding Account with respect to Collateral Monthly Principal as of the Record Date preceding the related Distribution Date, and

•	the denominator of which is the aggregate amount on deposit in the Principal Funding Account on such date (before giving effect to any deposits therein on such date).

        “Collateral Additional Interest,” for any Distribution Date, means additional interest on Collateral Minimum Monthly Interest due but not paid to the Collateral Interest holder on a prior Distribution Date at a rate equal to the Collateral Interest Minimum Rate.

        “Collateral Available Funds” means, for any Monthly Period, an amount equal to the sum of:

        (i)  the Collateral Floating Percentage of the collections of finance charge receivables allocated to Series 2001-6 for such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2001-6 supplement, but excluding finance charge receivables allocated to Servicer Interchange with respect to such Monthly Period), and

(ii) if such Monthly Period relates to a Distribution Date for the Accumulation Period, an amount equal to the product of:

(a) the Collateral Account Percentage, and

(b) the net investment earnings, if any, in the Principal Funding Account for the related Distribution Date.

        “Collateral Adjusted Invested Amount,” for any date of determination, means an amount equal to the Collateral Invested Amount, minus the amount on deposit in the Principal Funding Account in excess of the sum of the Class A Invested Amount and the Class B Invested Amount (in an amount not to exceed the Collateral Invested Amount) on such date.

        “Collateral Floating Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is the Collateral Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or, for the first Monthly Period, as of the series issuance date), and

•	the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, for the first Monthly Period, the Initial Invested Amount).

        “Collateral Initial Invested Amount” means $113,750,000.

        “Collateral Interest Minimum Rate” means a rate per annum specified in the agreement among Capital One Bank, Capital One F.S.B. and the Collateral Interest holder relating to the transfer of the Collateral Interest to the Collateral Interest holder, which rate will not exceed 7.05%.

        “Collateral Invested Amount” for any date of determination means an amount equal to:

(i) the Collateral Initial Invested Amount, minus

(ii) the aggregate amount of principal payments made to the Collateral Interest holder prior to such date, minus

        (iii)  the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus

        (iv)  an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under “Series Provisions—Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement, minus

        (v)  an amount equal to the Collateral Investor Default Amount for any Distribution Date that is not funded out of Excess Spread and Excess Finance Charges allocated to Series 2001-6 and available for such purpose on such Distribution Date, plus

        (vi)  the aggregate amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates to reimburse amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Collateral Invested Amount may not be reduced below zero.

        “Collateral Investor Default Amount” means, for any Distribution Date, the product of (i) the Collateral Floating Percentage for the related Monthly Period and (ii) the Investor Default Amount for such Monthly Period.

        “Collateral Minimum Monthly Interest” means, for any Distribution Date, an amount equal to one-twelfth of the product of:

(i) the Collateral Interest Minimum Rate, and

(ii) the outstanding principal balance of the Collateral Interest as of the preceding Record Date;

provided, however, that, for the first Distribution Date, Collateral Minimum Monthly Interest shall be an amount not to exceed $735,109.38.

        “Collateral Monthly Principal” for any Distribution Date relating to the Accumulation Period, beginning with the first Distribution Date on which the aggregate amount on deposit in the Principal Funding Account is equal to the sum of the Class A Invested Amount and the Class B Invested Amount, or the Early Amortization Period, beginning with the first Special Payment Date on which the Class B Invested Amount is paid in full, will equal the least of:

(i) the Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date,

        (ii)  for each Distribution Date for the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal and Class B Monthly Principal for such Distribution Date), and

(iii) the Collateral Adjusted Invested Amount on such Distribution Date.

        “Collateral Outstanding Monthly Interest” means, for any Distribution Date, the amount of Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest holder.

        “Collateral Principal Percentage” means, for any Monthly Period:

(i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•
the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Collateral Initial Invested Amount), and

•	the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount), and

(ii) during the Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Collateral Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the Invested Amount as of such last day.

        “Collateral Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Controlled Accumulation Amount” means $108,333,333.34; provided, however, that if the start of the Accumulation Period is delayed as described under “Series Provisions—Postponement of the Accumulation Period” in this prospectus supplement, the Controlled Accumulation Amount may be different for each Distribution Date for the Accumulation Period and will be determined by the servicer in accordance with the Series 2001-6 supplement based on the principal payment rates for the accounts and on the Invested Amounts of other series (other than certain Excluded Series) that are scheduled to be in their Revolving Periods and able to create Shared Principal Collections during the Accumulation Period.

        “Controlled Deposit Amount” means, for any Distribution Date relating to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

        “Covered Amount” means, for any Distribution Date, an amount equal to the sum of:

(i) the product of:

        (a)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(b) the Class A certificate rate in effect for the related Interest Period, and

(c) the aggregate amount on deposit in the Principal Funding Account for the Class A Monthly Principal, if any, as of the preceding Distribution Date, plus

(ii) the product of:

        (a)  a fraction, the numerator of which is the actual number of days from and including the immediately preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360,

(b) the Class B certificate rate in effect for the related Interest Period, and

(c) the aggregate amount on deposit in the Principal Funding Account for the Class B Monthly Principal, if any, as of the preceding Distribution Date, plus

(iii) the product of:

(a) one-twelfth of the Collateral Interest Minimum Rate, and

(b) the aggregate amount on deposit in the Principal Funding Account for the Collateral Monthly Principal, if any, as of the preceding Distribution Date.

        “Deficit Controlled Accumulation Amount” means (a) on the first Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal for such Distribution Date, and (b) on each subsequent Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal for such subsequent Distribution Date.

        “Distribution Date” means October 15, 2001 and the 15th day of each month thereafter (or, if any such day is not a Business Day, the next succeeding Business Day).

        “Excess Spread” means, for any Distribution Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) in “Series Provisions—Application of Collections—Payment of Interest, Fees and Other Items” in this prospectus supplement.

        “Excluded Series” means each series which is designated in the relevant prospectus supplement as then being an Excluded Series.

        “Expected Final Payment Date” means August 15, 2008.

        “Floating Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or, for the first Monthly Period, the Initial Invested Amount), and

•	the denominator of which is the sum of:

        (i)  the total amount of the principal receivables in the trust as of such day (or for the first Monthly Period, the total amount of principal receivables in the trust on the Series 2001-6 Cut-Off Date), plus

(ii) the principal amount on deposit in the Excess Funding Account as of such day.

        However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period as though such receivables had been added to the trust as of the first day of such Monthly Period.

        “Group One” means the group of series issued by the trust designated as Group One and which includes Series 2001-6 and the series listed in Annex I.

        “Initial Invested Amount” means $1,300,000,000.

        “Interest Period” means, for any Distribution Date, a period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Period will be the period from and including the series issuance date to but excluding the October 2001 Distribution Date.

        “Invested Amount” for any date of determination means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

        “Investor Default Amount” means, for any Monthly Period, the product of (i) the Floating Allocation Percentage for such Monthly Period and (ii) the Defaulted Amount for such Monthly Period.

        “LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The servicer will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided as requested, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

        “LIBOR Determination Date” means, for each of the Class A certificate rate and the Class B certificate rate, (i) for the initial Interest Period, the second London Business Day prior to the series issuance date and (ii) for each Interest Period following the initial Interest Period, the second London Business Day prior to the first day of such Interest Period. For purposes of the LIBOR Determination Date, a London Business Day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

        “Monthly Servicing Fee” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Net Servicing Fee Rate” means:

(i) so long as Capital One Bank or The Bank of New York is the servicer, 1.25% per annum, or

(ii) if Capital One Bank or The Bank of New York is not the servicer, 2.00% per annum.

        “Pay Out Events” with respect to Series 2001-6 are the events described in “Series Provisions—Pay Out Events” in this prospectus supplement and “Description of the Certificates—Pay Out Events” in the accompanying prospectus.

        “Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to:

        (i)  the Floating Allocation Percentage times the amount of collections of finance charge receivables (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement) for such Monthly Period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus

(ii) the amount of net investment earnings, if any, in the Principal Funding Account for the related Distribution Date, plus

(iii) any Excess Finance Charges that are allocated to Series 2001-6, plus

        (iv)  the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds or Class B Available Funds or paid to the Collateral Interest holder for the Distribution Date for such Monthly Period, minus

(v) the Investor Default Amount for the Distribution Date for such Monthly Period, and

•	the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

        “Principal Allocation Percentage” means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

•	the numerator of which is:

(i) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the series issuance date), and

(ii) during the Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period, and

•	the denominator of which is the greater of:

        (i)  the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Series 2001-6 Cut-Off Date), and

(ii) the sum of the numerators used to calculate the Principal Allocation Percentages for all series outstanding as of the date as to which such determination is being made.

However, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in Additional Accounts added to the trust during such Monthly Period as though such receivables had been added to the trust as of the first day of such Monthly Period.

        Because the investor certificates are subject to being paired with a future series, if a Pay Out Event occurs with respect to such a paired series during the Accumulation Period or the Early Amortization Period for Series 2001-6, the sellers may, by written notice delivered to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the Revolving Period for such paired series and the sellers shall have received written notice from each Rating Agency that such designation will not have a Ratings Effect and shall have delivered copies of each such written notice to the servicer and the trustee, and each seller shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of such seller, such designation will not cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 2001-6.

        “Principal Funding Account” means the account established as described under “Series Provisions—Principal Funding Account” in this prospectus supplement.

        “Principal Shortfall” for Series 2001-6 means:

(i) for any Distribution Date for the Revolving Period, zero,

        (ii)  for any Distribution Date for the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion of Available Investor Principal Collections attributable to Shared Principal Collections), and

        (iii)  for any Distribution Date for the Early Amortization Period, the excess, if any, of the Invested Amount over the Available Investor Principal Collections for such Distribution Date (excluding any portion of the Available Investor Principal Collections attributable to Shared Principal Collections).

        “Reallocated Principal Collections” means, for any Distribution Date, the collections of principal receivables allocable first to the Collateral Interest and then, in the case of the Class A Required Amount, to the Class B certificates that are used to fund the excess, if any, of the Class A Required Amount and the Class B Required Amount remaining after Excess Spread and Excess Finance Charges allocated to Series 2001-6 and available for such purpose have been used to fund the Class A Required Amount and the Class B Required Amount.

        “Required Principal Balance” means, as of any date of determination, the sum of:

        (i)  the “initial invested amount” (as defined in the relevant supplement) of each series outstanding on such date plus the aggregate amounts of any increases in the Invested Amounts of each prefunded series outstanding (in each case, other than any Excluded Series or portion thereof), minus

(ii) the principal amount on deposit in the Excess Funding Account on such date;

provided, however, that if at any time the only series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more such series, the Required Principal Balance shall mean the sum of the “invested amount” (as defined in the relevant supplement) of each such Excluded Series as of the earliest date on which any such Pay Out Event is deemed to have occurred minus the principal amount on deposit in the Excess Funding Account.

        “Required Reserve Account Amount” for any Distribution Date on or after the Reserve Account must be funded will be equal to:

(i) 0.50% of the Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date), or

(ii) such other amount designated by the sellers, provided that if such designation is of a lesser amount, such reduction will not result in a Ratings Effect.

        “Reserve Account” means the account established as described under “Series Provisions—Reserve Account” in this prospectus supplement.

        “Revolving Period” means the period of time described under “Series Provisions—Principal Payments—Revolving Period” in this prospectus supplement.

        “Series 2001-6 Cut-Off Date” means September 1, 2001.

        “Series 2001-6 Termination Date” means the June 2011 Distribution Date.

        “Servicer Interchange” has the meaning described in “Series Provisions—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

        “Servicing Base Amount” means, for any Distribution Date, the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date.

        “Servicing Fee Rate” means 2.00%.

        “Special Payment Date” means each Distribution Date following the Monthly Period in which a Pay Out Event occurs.

        “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        “Trust Portfolio” means certain accounts selected from the Bank Portfolio and included in the trust as of the Trust Cut-Off Date and subsequent additional cut-off dates, based on the eligibility criteria specified in the pooling agreement.

ANNEX I

Previous Issuances of Certificates

        The table below sets forth the principal characteristics of the Class A and Class B asset backed certificates of the outstanding series that have been issued by the trust prior to the date hereof. For more specific information with respect to any series, prospective investors should contact the servicer (in care of Capital One Bank, attention: Treasury Department) at (703) 875-1000. The servicer will provide, without charge, to any prospective purchaser of the Class A certificates or Class B certificates, a copy of the prospectus supplement for any previous publicly-issued series.

 1. Series 1996-2 Certificates

Initial Series 1996-2 Invested Amount	$750,000,000
Initial Class A Invested Amount	$600,000,000
Initial Class B Invested Amount	$82,500,000
Class A Certificate Rate	One-month LIBOR + 0.10% per year
Class B Certificate Rate	Floating Rate
Class A Expected Final Payment Date	December 2001
Class B Expected Final Payment Date	February 2002
Class A Controlled Accumulation Amount	$30,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	February 2005

        The Series 1996-2 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $67,500,000.

 2. Series 1996-3 Certificates

Initial Series 1996-3 Invested Amount	$500,000,000
Initial Class A Invested Amount	$400,000,000
Initial Class B Invested I Amount	$55,000,000
Class A Certificate Rate	One-month LIBOR + 0.12% per year
Class B Certificate Rate	Floating Rate
Class A Expected Final Payment Date	January 2004
Class B Expected Final Payment Date	March 2004
Class A Controlled Accumulation Amount	$20,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	March 2007

        The Series 1996-3 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $45,000,000.

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

 3. Series 1997-1 Certificates

Initial Series 1997-1 Invested Amount	$608,275,000
Initial Class A Invested Amount	$486,620,000
Initial Class B Invested Amount	$66,910,250
Class A Certificate Rate	Three-month LIBOR - 0.03% per year
Class B Certificate Rate	Floating Rate
Class A Expected Final Payment Date	June 2002
Class B Expected Final Payment Date	August 2002
Class A Controlled Accumulation Amount	$24,331,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	June 2005

        The Series 1997-1 Certificates are supported by a collateral indebtedness interest in the receivables which on the respective Series Issuance Date had an initial invested amount of $54,744,750.

 4. Series 1997-2 Certificates

Initial Series 1997-2 Invested Amount	$502,212,500
Initial Class A Invested Amount	$401,770,000
Initial Class B Invested Amount	$55,243,375
Initial Class C Invested Amount	$45,199,125
Class A Certificate Rate	Three-month LIBOR + 0.049% per year
Class B Certificate Rate	Floating Rate
Class A Expected Final Payment Date	August 2002
Class B Expected Final Payment Date	October 2002
Class A Controlled Accumulation Amount	$20,088,500 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	October 2005

 5. Series 1998-1 Certificates

Initial Series 1998-1 Invested Amount	$591,016,549
Initial Class A Invested Amount	$500,000,000
Initial Class B Invested Amount	$50,236,407
Initial Class C Invested Amount	$40,780,142
Class A Certificate Rate	6.310% per year
Class B Certificate Rate	6.356% per year
Class A Expected Final Payment Date	April 2008
Class B Expected Final Payment Date	June 2008
Class A Controlled Accumulation Amount$	25,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	June 2011

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

 6.  Series 1998-4 Certificates

Initial Series 1998-4 Invested Amount	$750,000,000
Initial Class A Invested Amount	$631,875,000
Initial Class B Invested Amount	$60,000,000
Initial Class C Invested Amount	$58,125,000
Class A Certificate Rate	5.43% per year
Class B Certificate Rate	Floating Rate
Class A Expected Final Payment Date	November 2003
Class B Expected Final Payment Date	January 2004
Class A Controlled Accumulation Amount	$31,593,750 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	January 2007

 7.  Series 1998-5 Certificates

Initial Series 1998-5 Invested Amount	$0
Maximum Invested Amount	$531,000,000
Certificate Rate	Floating Rate
Group	One
Series Termination Date	February 2005

8.  Series 1998-6 Certificates

Initial Series 1998-6 Invested Amount	$0
Maximum Invested Amount	$500,000,000
Certificate Rate	Floating Rate
Group	One
Series Termination Date	March 2007

9. Series 1999-1 Certificates

Initial Series 1999-1 Invested Amount	$625,000,000
Initial Class A Invested Amount	$500,000,000
Initial Class B Invested Amount	$62,500,000
Initial Collateral Invested Amount	$62,500,000
Class A Certificate Rate	One-month LIBOR + 0.14% per year
Class B Certificate Rate	One-month LIBOR + 0.34% per year
Expected Final Payment Date	May 2004
Controlled Accumulation Amount	$31,250,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	July 2007

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

10. Series 1999-2 Certificates

Initial Series 1999-2 Invested Amount	$625,000,000
Initial Class A Invested Amount	$500,000,000
Initial Class B Invested Amount	$62,500,000
Initial Collateral Invested Amount	$62,500,000
Class A Certificate Rater	One-month LIBOR + 0.125% per year
Class B Certificate Rate	One-month LIBOR + 0.305% per year
Expected Final Payment Date	May 2002
Controlled Accumulation Amount	$31,250,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	July 2005

11. Series 1999-3 Certificates

Initial Series 1999-3 Invested Amount	$500,000,000
Initial Class A Invested Amount	$400,000,000
Initial Class B Invested Amount	$50,000,000
Initial Collateral Invested Amount	$50,000,000
Class A Certificate Rate	One-month LIBOR + 0.25% per year
Class B Certificate Rate	One-month LIBOR + 0.48% per year
Expected Final Payment Date	July 2006
Controlled Accumulation Amount	$25,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	September 2009

12. Series 1999-A Certificates

Initial Series 1999-A Invested Amount	$0
Maximum Invested Amount	$450,000,000
Certificate Rate	Floating Rate
Group	One
Series Termination Date	January 2008

13. Series 1999-4 Certificates

Initial Series 1999-4 Invested Amount	$600,000,000
Initial Class A Invested Amount	$480,000,000
Initial Class B Invested Amount	$60,000,000
Initial Collateral Invested Amount	$60,000,000
Class A Certificate Rate	Floating Rate
Class B Certificate Rate	Floating Rate
Expected Final Payment Date	August 2004
Controlled Accumulation Amount	$30,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	October 2007

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

14. Series 2000-1 Certificates

Initial Series 2000-1 Invested Amount	$600,000,000
Initial Class A Invested Amount	$498,000,000
Initial Class B Invested Amount	$51,000,000
Initial Collateral Invested Amount	$51,000,000
Class A Certificate Rate	7.10% per year
Class B Certificate Rate	7.30% per year
Expected Final Payment Date	February 2003
Controlled Accumulation Amount	$30,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	April 2006

15. Series 2000-2 Certificates

Initial Series 2000-2 Invested Amount	$750,000,000
Initial Class A Invested Amount	$622,500,000
Initial Class B Invested Amount	$63,750,000
Initial Collateral Invested Amount	$63,750,000
Class A Certificate Rate	7.20% per year
Class B Certificate Rate	7.35% per year
Expected Final Payment Date	June 2005
Controlled Accumulation Amount	$37,500,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	August 2008

16. Series 2000-3 Certificates

Initial Series 2000-3 Invested Amount	$1,000,000,000
Initial Class A Invested Amount	$807,500,000
Initial Class B Invested Amount	$92,500,000
Initial Collateral Invested Amount	$100,000,000
Class A Certificate Rate	One-month LIBOR + 0.19% per year
Class B Certificate Rate	One-month LIBOR + 0.51% per year
Expected Final Payment Date	August 2007
Controlled Accumulation Amount	$50,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	October 2010

1   Subject to change if the commencement of the Accumulation Period is delayed.

17. Series 2000-4 Certificates

Initial Series 2000-4 Invested Amount	$1,200,000,000
Initial Class A Invested Amount	$975,000,000
Initial Class B Invested Amount	$120,000,000
Initial Collateral Invested Amoun	t$105,000,000
Class A Certificate Rate	One-month LIBOR + 0.14% per year
Class B Certificate Rate	Floating Rate
Expected Final Payment Date	October 2005
Controlled Accumulation Amount	$100,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	August 2008

18. Series 2000-5 Certificates

Initial Series 2000-5 Invested Amount	$1,250,000,000
Initial Class A Invested Amount	$1,015,625,000
Initial Class B Invested Amount	$125,000,000
Initial Collateral Invested Amount	$109,375,000
Class A Certificate Rate	One-month LIBOR + 0.10% per year
Class B Certificate Rate	One-month LIBOR + 0.375% per year
Expected Final Payment Date	October 2003
Controlled Accumulation Amount	$104,166,166.67 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	August 2006

19. Series 2001-A Certificates

Initial Series 2001-A Invested Amount	$0
Maximum Invested Amount	$500,000,000
Certificate Rate	Floating
Group	One
Series Termination Date	November 2005

20. Series 2001-1 Certificates

Initial Series 2001-1 Invested Amount	$1,200,000,000
Initial Class A Invested Amount	$975,000,000
Initial Class B Invested Amount	$120,000,000
Initial Collateral Invested Amount	$105,000,000
Class A Certificate Rate	One-month LIBOR + 0.20% per year
Class B Certificate Rate	One-month LIBOR + 0.51% per year
Expected Final Payment Date	February 2008
Controlled Accumulation Amount	$100,000,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	December 2010

[1]	Subject to change if the commencement of the Accumulation Period is delayed.

21. Series 2001-2 Certificates

Initial Series 2001-2 Invested Amount	$1,200,000,000
Initial Class A Invested Amount	$975,000,000
Initial Class B Invested Amount	$120,000,000
Initial Collateral Invested Amount	$105,000,000
Class A Certificate Rate	One-month LIBOR + 0.14% per year
Class B Certificate Rate	One-month LIBOR + 0.40% per year
Expected Final Payment Date	March 2006
Controlled Accumulation Amount	$100,000,000 [1]
Group	One
Servicing Fee Rate	.2.00%
Series Termination Date	January 2009

22. Series 2001-3

Initial Series 2001-3 Invested Amount	$750,000,000
Initial Class A Invested Amount	$633,750,000
Initial Class B Invested Amount	$58,125,000
Initial Collateral Invested Amount	$58,125,000
Class A Certificate Rate	5.45% per year
Class B Certificate Rate	One-month LIBOR + 0.41% per year
Expected Final Payment Date	May 2006
Controlled Accumulation Amount	$62,500,000 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	March 2009

23. Series 2001-4

Initial Series 2001-4 Invested Amount	$1,000,000,000
Initial Class A Invested Amount	$812,500,000
Initial Class B Invested Amount	$100,000,000
Initial Collateral Invested Amount	$87,500,000
Class A Certificate Rate	One-month LIBOR + 0.08% per year
Class B Certificate Rate	One-month LIBOR + 0.37% per year
Expected Final Payment Date	June 2004
Controlled Accumulation Amount	$83,333,333.34 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	April 2007

24. Series 2001-5

Initial Series 2001-5 Invested Amount	$1,000,000,000
Initial Class A Invested Amount	$845,000,000
Initial Class B Invested Amount	$77,500,000
Initial Collateral Invested Amount	$77,500,000
Class A Certificate Rate	5.30% per year
Class B Certificate Rate	One-month LIBOR + 0.38% per year
Expected Final Payment Date	August 2006
Controlled Accumulation Amount	$83,333,333.34 [1]
Group	One
Servicing Fee Rate	2.00%
Series Termination Date	June 2009

[1]	Subject to change if the commencement of the Accumulation Period is delayed.
[LOGO OF CAPITAL ONE]

Capital One Master Trust
Issuer

Capital One Bank
Seller and Servicer

Capital One, F.S.B.
Seller

$1,056,250,000 Class A Floating Rate Asset Backed Certificates

$130,000,000 Class B Floating Rate Asset Backed Certificates

SERIES 2001-6

PROSPECTUS SUPPLEMENT

Underwriters of the Class A certificates

Banc One Capital Markets, Inc.
Deutsche Banc Alex. Brown
Banc of America Securities LLC
Credit Suisse First Boston
Lehman Brothers
Salomon Smith Barney

Underwriters of the Class B certificates

Banc One Capital Markets, Inc.
Deutsche Banc Alex. Brown

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are offering the Class A certificates and Class B certificates only in states where the offer is permitted.

We claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of the dates stated on their respective covers only.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates and Class B certificates will deliver a prospectus supplement and prospectus.